UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

GEOVIC MINING CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5500 East Yale Avenue, Suite 302 Denver, Colorado		80222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 476-6455

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Geovic Mining Corp. (the “Company”) held on June 25, 2014, the Company’s stockholders approved the following proposals:

(1) Election of William A. Buckovic, Michael T. Mason, Paul D. Rose, Teresa A. Dooling and Christopher A. Serin as directors of the Company to serve until the 2015 annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
William A. Buckovic	27,362,994	77,090	20,543,500
Michael T. Mason	27,008,317	431,767	20,543,500
Paul D. Rose	27,358,644	81,440	20,543,500
Teresa A. Dooling	27,079,790	360,294	20,543,500
Christopher A. Serin	27,078,440	361,644	20,543,500

(2) Ratification of the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,471,234	120,052	392,298	0

(3) Re-approval of the Second Amended and Restated Stock Option Plan of the Company:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,756,729	286,373	9,396,982	20,543,500

(4) Approval and ratification of the Company’s issuance of promissory notes to certain insiders and related parties of the Company:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,115,875	190,178	10,134,031	20,543,500

A copy of the Company’s press release announcing the results from the Annual Meeting is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

99.1	Press Release dated June 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2014

GEOVIC MINING CORP.

By: /s/ Michael T. Mason
Name: Michael T. Mason
Title: Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

99.1	Press Release dated June 27, 2014